     As filed with the Securities and Exchange Commission on July 18, 2000
                             Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              ____________________

                            BERKSHIRE HATHAWAY INC.
            (Exact name of Registrant as specified in its Charter)

                             ____________________

            Delaware                                   47-0813844
   (State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)                Identification Number)

                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                             ____________________

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                            ______________________
                                  Copies To:

        Mary Ann Lyman                            Michael E. Morgan
  Munger, Tolles & Olson LLP               Lane Powell Spears Lubersky LLP
    355 South Grand Avenue                        1420 Fifth Avenue
Los Angeles, California  90071                Seattle, Washington 98101
        (213) 683-9100                              (206) 223-7000

                            _______________________

  Approximate date of commencement of the proposed sale to public: From time to time after the effective date of this Registration Statement as determined by the selling shareholders on the basis of market conditions and other factors.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

 ====================================================================================================================
     Title of Each                                     Proposed Maximum     Proposed Maximum     Amount of
   Class of Securities                Amount to be      Offering Price          Aggregate       Registration
    to be Registered                   Registered        Per Unit(1)       Offering Price(1)       Fee
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value        1,043 shares      $54,150              $56,948,431        $15,035
   $5.00 per share
Class B Common Stock, par value          263 shares      $1,787
   $.1667 per share
=====================================================================================================================

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class A Common Stock and a share of Class B Common Stock, as applicable, of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on July 11, 2000.

                             _____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                            BERKSHIRE HATHAWAY INC.

             1,043 Shares of Class A Common Stock ($5.00 par value) 263 Shares of Class B Common Stock ($.1667 par value)

This Prospectus relates to 1,043 shares of the Class A Common Stock, par value $5.00 per share and 263 shares of Class B Common Stock, par value $.1667 per share of Berkshire Hathaway Inc. The New York Stock Exchange lists both the Class A Common Stock, which trades under the symbol "BRK.A", and the Class B Common Stock, which trades under the symbol "BRK.B". The shares covered by this prospectus are being offered by certain selling shareholders who acquired them as consideration in our acquisition of The Ben Bridge Corporation. See "Selling Shareholders."

The selling shareholders may sell the shares from time to time in one or more transactions. They may sell the shares on the New York Stock Exchange, through brokers or dealers, or otherwise, at market prices then prevailing, or in negotiated transactions. They may also offer the shares in one or more underwritten offerings, on a firm commitment or best efforts basis. The underwriters in any underwritten offering and the terms and conditions of any such offering will be described in a supplement to this prospectus. See "Plan of Distribution."

We will not receive any of the proceeds from the sale of the shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any individual has been authorized to give any information, or to make any representations, other than those contained or incorporated by reference in this prospectus or in a prospectus supplement, in connection with the offer made by this prospectus and any prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus or any prospectus supplement or that the information contained or incorporated by reference in this prospectus or any prospectus supplement is correct as of any time subsequent to their dates. This prospectus and any prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The date of this prospectus is July __, 2000.

                            BERKSHIRE HATHAWAY INC.

  We are a holding company which owns subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business, which is conducted on both a direct and reinsurance basis through a number of subsidiaries. Included in this group of subsidiaries is GEICO Corporation, the sixth largest auto insurer in the United States, and General Re Corporation, one of the four largest reinsurers in the world.

  The investment portfolios of our insurance subsidiaries include meaningful equity ownership percentages of other publicly traded companies, including American Express Company, The Coca-Cola Company, Federal Home Loan Mortgage Corporation, The Gillette Company, The Washington Post Company, and Wells Fargo & Company. Much information about these publicly owned companies is available, including information released from time to time by the companies themselves.

  Our non-insurance subsidiaries conduct a variety of other business activities, including the publication of a daily and Sunday newspaper in Western New York (Buffalo News), the manufacture and sale of boxed chocolates and other confectionery products (See's Candies), diversified manufacturing and distribution (managed by Scott Fetzer and whose principal products are sold under the Kirby and Campbell Hausfeld brand names), retailing of home furnishings (Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture Company and Jordan's Furniture, Inc.), manufacture, import and distribution of footwear (H.H. Brown Shoe Company, Lowell Shoe, Inc. and Dexter Shoe Company), retailing of fine jewelry (Borsheim's, Helzberg's Diamond Shops and Ben Bridge), providing training to operators of aircraft and ships throughout the world (FlightSafety International), providing fractional ownership programs for general aviation aircraft (Executive Jet), licensing and servicing a system of almost 6,000 Dairy Queen Stores (Dairy Queen), and renting furniture and accessories (CORT Furniture Rental).

  Operating decisions for the various businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for Berkshire and its subsidiaries by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of our board of directors.

  Our executive offices are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, and our telephone number is (402) 346-1400.

                                USE OF PROCEEDS

 We will not receive any of the proceeds from the selling shareholders' sale of the shares.

                              SELLING SHAREHOLDERS

  We issued the shares offered by this prospectus to the selling shareholders pursuant to an Agreement and Plan of Merger dated as of May 18, 2000, by and among Berkshire, BBC Acquisition Sub, Inc., and the then-shareholders of Ben Bridge. Each of the former Ben Bridge shareholders is referred to individually as a "selling shareholder," and all of them are referred to collectively as the "selling shareholders." All selling shareholders who held offices or other positions with Ben Bridge prior to the merger hold the same positions with Ben Bridge after the merger.

  Immediately following the effectiveness of the merger, the selling shareholders held, in the aggregate, 1,043 shares of our Class A Common Stock, which is less than one percent of our outstanding Class A Common Stock, and 263 shares of our Class B Common Stock, which is less than one percent of our outstanding Class B Common Stock. Because a selling shareholder may offer pursuant to this prospectus all or some part of the Class A Common Stock and Class B Common Stock which he or it holds, and because the offering may or may not be an underwritten offering on a firm commitment basis, we cannot estimate as of the date hereof the number of shares to be offered for sale by a selling shareholder or the number of shares that will be held by a selling shareholder upon termination of such offering. See "Plan of Distribution."

  The following table sets forth information with respect to beneficial ownership of our Class A Common Stock and Class B Common Stock as of the date of this prospectus by each selling shareholder.

           Shareholder Name                           Number of Shares
           ----------------                           ----------------
                                        Class A Common Stock     Class B Common Stock
                                        --------------------     --------------------
Edward L. Bridge                               300 shares              11 shares

Jonathan J. Bridge                             300 shares              11 shares

Daniel E. Bridge                               217 shares              23 shares

Bradley S. Bridge                              110 shares              25 shares

Theodore A. Bridge                             110 shares              25 shares

Donald J. Ellis                                  1 share               28 shares

Rebecca Bridge                                   1 share               28 shares

Robert L. Bridge, as custodian for               1 share               28 shares
Marc D. Bridge under the Washington
UTMA                                             1 share               28 shares

Robert L. Bridge, as custodian for
Lisa Bridge under the Washington UTMA            1 share               28 shares

Herbert M. Bridge, as custodian for
Zachary Bridge under the Washington              1 share               28 shares
UTMA

Herbert M. Bridge, as custodian for
Jacob Bridge under the Washington                1 share               28 shares
UTMA

Other required information relating to any selling shareholder will be set forth in a prospectus supplement as necessary.

                              PLAN OF DISTRIBUTION

  Any or all of the shares which are the subject of this prospectus may be sold from time to time to purchasers directly by a selling shareholder. Sales of the shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. Alternatively, a selling shareholder may from time to time offer any or all of the shares on the New York Stock Exchange, through brokers or dealers, or otherwise. The shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. We will receive no proceeds from the sale of the shares by the selling shareholders.

  The shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a selling shareholder or by agreement between a selling shareholder and his or its underwriters, dealers, brokers or agents.

  Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of shares, for whom they may act. In addition, a selling shareholder and any such underwriters, dealers, brokers or agents that participate in the distribution of shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the shares will be selected by a selling shareholder and may have other business relationships with us and our subsidiaries or affiliates in the ordinary course of business.

  At any time a particular offer of shares is made by a selling shareholder, a prospectus supplement will be distributed, if required, which will set forth the identity of, and certain information relating to, such selling shareholder, the aggregate amounts of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from such selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the shares.

  The merger agreement provides that we will indemnify a selling shareholder against certain liabilities, including liabilities under the Securities Act. The merger agreement also provides for our indemnification by a selling shareholder for certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Munger, Tolles & Olson LLP, Los Angeles, California, as counsel for Berkshire has delivered to us an opinion as to the validity of the shares. Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is a Berkshire director. He and other attorneys in such firm beneficially own an aggregate of less than 1% of our outstanding common stock.

                                    EXPERTS

  The financial statements and related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed can be inspected and copied at the Commission's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site (http://www.sec.gov) containing reports, proxy and information statements and
 ------------------
other information of registrants, including us, that file electronically with the Commission. In addition, our Class A Common Stock and Class B Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning Berkshire can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  We have filed with the Commission a registration statement on Form S-3 (herein together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents which we have filed with the Commission pursuant to
Section 13 of the Exchange Act (File No. 1-14905) are incorporated herein by reference: (i) our Annual Report on Form 10-K for the year ended December 31, 1999; (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; (iii) our Form 8-K filed with the Commission on June 20, 2000, (iv) our Form 8-K/A filed with the Commission on June 27, 2000, and (v) the description of our Class A Common Stock and our Class B Common Stock included in the Registration Statement on Form 8-A filed with the Commission on March 30, 1999.

  All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus, and prior to the termination of the offering of the shares, shall be deemed to be incorporated by reference into this prospectus.

  Any statement contained in this prospectus, in any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

  We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, except the exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written requests for such copies should be directed to Forrest N. Krutter, Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, Nebraska 68131. Telephone requests for such copies should be directed to Forrest N. Krutter at (402) 346-1400.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following expenses of this offering will be borne by Berkshire:*

  SEC Registration Fee                                                 $15,035
  NYSE Listing Fees...................................................   5,000
  Legal Fees and Expenses.............................................   5,000
  Accounting Fees and Expenses........................................   5,000
  Miscellaneous.......................................................     965
     Total                                                             -------
                                                                       $31,000

______________________________
*  All amounts other than the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of Delaware empowers Berkshire to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Berkshire or is or was serving as such with respect to another corporation or other entity at the request of Berkshire. Section 10 of Berkshire's By-Laws provides that Berkshire shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of Berkshire from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section.

   Additionally, as permitted by said Section and Berkshire's By-Laws, Berkshire has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide (a) for indemnification to the fullest extent permitted by law against any and all expenses (including attorneys' fees and all other costs and obligations of any nature whatever), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any claim as well as any taxes imposed on the director or officer as a result of the actual or deemed receipt of any payments under the agreement, unless a person or body appointed by Berkshire's Board of Directors determines that such indemnification is not permitted under applicable law; (b) for the prompt advancement of expenses to the director or officer, including attorneys' fees and all other costs, fees, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or preparing to defend, be a witness in or participate in any threatened, pending or completed action, suit or proceeding, alternate dispute resolution mechanism or any inquiry, hearing or investigation related to the fact that such director or officer is or was a director, officer, employee, agent or fiduciary of Berkshire or is or was serving at the request of Berkshire as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or any reason of anything done or not done by such director or officer in any such capacity, and for reimbursement to Berkshire if it is found that such director or officer is not entitled to such indemnification under applicable law; (c) a mechanism through which the director or officer may seek court relief in the event Berkshire's Board of Directors (or other person or body appointed by such Board) determines that the director or officer would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the indemnification agreement); and (d) indemnification against all expenses (including attorneys' fees) incurred in seeking to collect from Berkshire an indemnity claim or advancement of expenses or in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not (provided that such expenses shall not be indemnified if a court of competent jurisdiction determines that each of the material assertions made by the director or officer in a proceeding seeking such collection or recovery was not made in good faith or was frivolous). The indemnification agreements, however, expressly deny indemnification for any judgment rendered pursuant to Section 16(b) of the Securities Exchange Act of 1934 against a director or officer for an accounting of profits made from the purchase and sale of securities of Berkshire.

   The indemnification agreements impose upon Berkshire the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the indemnification agreements negate certain presumptions which might otherwise be drawn against a director or officer in connection with the termination of actions in certain circumstances. The indemnification agreements give Berkshire the right to assume the defense of any proceeding if it is obligated to pay the expenses of such proceeding, and require Berkshire's consent before it is liable for any settlement. Berkshire and the indemnified party acknowledge that in some circumstances Federal law or public policy may override Delaware law and prohibit indemnification. The indemnification agreements also provide that a director's or officer's rights thereunder are not exclusive of any other rights he may have under Delaware law, directors' and officers' insurance, Berkshire's By-Laws or otherwise; however, the indemnification agreements do prevent double payment and they prevail where inconsistent with the indemnification provisions of the By-Laws. While not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that the director or officer be provided with the maximum coverage provided to any Berkshire director or officer if there is such a policy. Further, the indemnification agreements provide that if Berkshire pays a director or officer pursuant to an indemnification agreement, Berkshire will be subrogated to such director's or officer's rights to recover from third parties.

  As permitted by Section 102 of the General Corporation Law of Delaware, Berkshire's Restated Certificate of Incorporation includes as Article Eighth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of Berkshire to Berkshire or any of its shareholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

Item 16.  Exhibits.

Exhibit Number      Description of Document
--------------      -----------------------

  5                 Opinion of Munger, Tolles & Olson LLP.

  23.1              Consent of Deloitte & Touche LLP.

  23.2              Consent of Munger, Tolles & Olson LLP (contained in
                    Exhibit 5).

  24                Power of attorney (see page II-3).

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 18, 2000.

BERKSHIRE HATHAWAY INC.

By     /s/ Marc D. Hamburg
  ------------------------------------------
          Marc D. Hamburg
  Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

  Each of the undersigned hereby constitutes and appoints Warren E. Buffett, Charles T. Munger and Marc D. Hamburg, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                       Date
---------                     -----                                       ----
   /s/ Warren E. Buffett      Chairman of the Board and Director          July 18, 2000
----------------------------  (principal executive officer)
Warren E. Buffett

   /s/ Marc D. Hamburg        Vice President and Chief Financial          July 18, 2000
----------------------------  Officer (principal financial officer)
Marc D. Hamburg

   /s/ Daniel J. Jaksich      Controller (principal accounting officer)   July 18, 2000
----------------------------
Daniel J. Jaksich

   /s/ Charles T. Munger      Vice-Chairman of the Board and Director     July 18, 2000
----------------------------
Charles T. Munger

   /s/ Susan T. Buffett       Director                                    July 18, 2000
----------------------------
Susan T. Buffett

   /s/ Malcolm G. Chace       Director                                    July 18, 2000
----------------------------
Malcolm G. Chace

   /s/ Walter Scott, Jr.      Director                                    July 18, 2000
----------------------------
Walter Scott, Jr.

   /s/ Howard G. Buffett      Director                                    July 18, 2000
----------------------------
Howard G. Buffett

   /s/ Ronald L. Olson        Director                                    July 18, 2000
----------------------------
Ronald L. Olson